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                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of December 2, 1994, between KENNETH R. DERRY, an individual ("Employee"), and MOLECULAR BIOSYSTEMS, INC., a Delaware corporation ("the Company").

     1. EMPLOYMENT. The Company hereby employs the Employee as its Vice President Operations, to provide services at such times as shall be mutually agreed upon between them. The Company shall be entitled to all of the benefits and profits arising from or incident to the work, services and advice rendered by the Employee relating to the work performed for the Company. The Employee shall make all information available to the Company that relates to the Company's business of which he has any knowledge and shall not use any such information or the benefits of any such information for his personal profit or that of any third party. The Employee agrees to use his best efforts to promote the interests of the Company including, where appropriate, the publication of articles in medical and scientific journals and the participation in medical and scientific seminars and symposiums relating to the business and affairs of the Company and/or his research efforts performed for and on behalf of the Company. The Employee shall perform the duties of employment in a manner satisfactory to the Company and shall devote his full working time to such duties.

     2. DISCLOSURES. The Employee shall promptly disclose in writing to the officials designated by the Company to receive such disclosures, complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product (hereinafter referred to as "Inventions"), whether the Employee considers them patentable or not, made, developed, perfected, devised, conceived or reduced to practice by him, either solely or in collaboration with others, during the period of his employment by the Company, and up to and including a period of twelve (12) months after termination of his employment, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by him for the Company or with the equipment, supplies, facilities or Confidential Information of the Company.

     3. CONFIDENTIALITY. The Employee recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information, relating to the business, products, practices or techniques of the Company (hereinafter referred to as "Confidential Information"). The


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Employee shall at all times regard and preserve as confidential such
Confidential Information obtained by him from whatever source and shall not, either during his employment or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the Company, without the prior written consent of the Company. Further, the Employee shall, during his employment and thereafter, refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company.

     4. ASSIGNMENT OF RIGHTS. The Employee hereby agrees that any Inventions made, developed, perfected, devised, conceived or reduced to practice by him during the period of his employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by him during said period of twelve (12) months after termination of his employment if based upon the Confidential Information of the Company, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by him for the Company or with the equipment, supplies, facilities or Confidential Information of the Company, are the sole property of the Company, and hereby assigns and agrees to assign to the Company, its successors and assigns, all of his right, title and interest in and to said Inventions, and any patent applications or Letters Patent thereon.

                                  NOTIFICATION


     This Agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on your own time, and (a) which does not relate (1) to the business of the Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by you for the Company, as defined and provided by Section 2870 of the California Labor Code.

     5. COVENANT OF COOPERATION. The Employee shall, at any time during employment or thereafter, upon request and without further compensation therefor, but at no expense to him, do all lawful acts, including but not limited to the execution of papers and oaths, the giving of testimony, and the obtaining of evidence that in the opinion of the Company, its successors or assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of the Company, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said Inventions in the United States and throughout the world.


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     6.   PATENT ENFORCEMENT.  The Company  shall have the sole discretion whether to obtain, maintain, modify or enforce any domestic or foreign patent for said Inventions assigned to the Company pursuant to this Agreement. The Company is free to enter into any licensing or assignment agreement with any third party or to use whatever means it deems best to develop, promote or market said Inventions assigned to the Company pursuant to this Agreement or any domestic or foreign patent thereof.

     7. CLAIMS BY THIRD PARTY. As to any Inventions which were made, developed, perfected, devised, conceived or reduced to practice by the Employee during the period of his employment by the Company, and up to and including a period of twelve (12) months after termination of his employment, but which are claimed for any reason to belong to an entity or person other than the Company, the Employee will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Inventions under the terms of this Agreement. If the Company makes such a claim, the Employee agrees that any controversy relating to such claim shall be settled and determined by binding arbitration conducted in San Diego, California, in accordance with the rules of the American Arbitration Association then existing. The cost of arbitration shall be shared equally.

     8. RECORDKEEPING. The Employee shall keep complete, accurate and authentic accounts, notes, data and records of any and all of said Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and upon its request, the Employee will promptly surrender the same to it, or if not previously surrendered, the Employee will promptly surrender the same to the Company at the conclusion of his employment.

     9. RECORDS PROPERTY OF COMPANY. The Employee agrees that all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, made by him or that come into his possession by reason of his employment are the property of the Company and shall be promptly surrendered to the Company at the conclusion of his employment.

     10. INDUCEMENT. The Employee shall not disclose to the Company or induce the Company to use an invention or confidential information belonging to any third party.

     11. NO OTHER AGREEMENTS. The Employee warrants and represents that he has no agreement with any other party that would


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preclude his compliance with his obligations under this Agreement as set forth above.

     12. TERM OF EMPLOYMENT. The term of employment hereunder shall begin on the date hereof and end on the first to occur of (i) the Employee's death; (ii) the date specified by the Employee in written notice to the Company given at least fifteen (15) days in advance of such date; or (iii) the date specified by the Company in a written notice to the Employee given at least (x) fifteen (15) days in advance of such date if no "Change in Control" (as defined below) of the Company shall have occurred on or before the date such notice is given, or (y) one year in advance of such date if "Change in Control" of the Company shall have occurred on or before the date such notice is given. For purposes of this paragraph 12, a "Change in Control" shall mean any event by which (a) an "Acquiring Person" (as defined below) has become such, or (b) "Continuing Directors (as defined below) cease to comprise a majority of the members of the board of directors of the Company (the "Board"). For purposes of this definition:

          (i) An "Acquiring Person" means any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "Exchange Act")) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act) becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; and

          (ii) "Continuing Director" means any member of the Board, while such person is a member of the Board, who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (x) was a member of the Board prior to the date of this Agreement, or (y) subsequently becomes a member of such Board and whose nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Company distributed when a majority of the Board consists of Continuing Directors.

     13. COMPENSATION. For all services rendered under this Agreement, the Company shall pay the Employee an initial base annual salary of $105,000 per year. This compensation shall be reviewed on or about every anniversary of employment or at such other time as officer's salaries are reviewed generally, and may be adjusted at the discretion of the management of the Company. In addition to the Employee's base annual rate, the Company may provide such additional or other compensation, benefits, or job perquisites as the Company may see fit to furnish. The Employee


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shall be entitled to fifteen days vacation per fiscal year, which entitlement shall increase by an additional day for each additional year the Employee is employed with the Company, to a maximum of 20 days. The time when vacations may be taken shall be subject to the prior approval of the Company's management.
The Employee shall also be entitled to all legal holidays which the Company may decide to observe.

     14. EXPENSES. The Company shall pay or reimburse the Employee for expenses incurred by him on behalf of the Company with its approval. Such reimbursement shall be made upon presentation by the Employee to the Company of itemized accounts or receipts satisfactory to the Company. The Employee's obligations with respect to his performance hereunder are unconditional and are not dependent upon such reimbursement. The Company reserves the right to charge back to the Employee any expense reimbursement found to be non-tax deductible by the Company or found to have been falsely or improperly claimed by him.

     15.  DISABILITY.

          (a) If the Employee becomes totally disabled, this Agreement shall continue in full force and effect except that the Employee's compensation shall be fifty percent (50%) of his base gross salary for a period not to exceed six
(6) months. Such compensation shall be reduced by any disability insurance benefits the Employee receives under any disability insurance policy, including state funded disability insurance.

          (b) Upon termination of such total disability, the Employee shall be obligated to resume his services under this Agreement.

          (c) If a period of total disability is followed by any subsequent period(s) of total disability, the subsequent period(s) of total disability shall be considered a continuation of previous periods of total disability unless the Employee shall have engaged in services under this Agreement for a continuous period of twelve (12) months following a period of total disability, in which case, any subsequent period of total disability shall be considered a new period of total disability under the same terms as stated above.

          (d) If the Employee is partially disabled, his compensation during the period of such disability shall be reduced in the ratio that the amount of time absent from work bears to his full work schedule. If the Employee fails to devote at least ninety percent (90%) of the time required by full schedule to his employment the Employee will be deemed to be partially disabled, if the Employee is determined to be disabled pursuant to paragraph 15(f) hereunder. Notwithstanding the foregoing, the amount payable under this partial disability clause shall not be less


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than the amount which would have been payable to the Employee during a six (6)
month period if the Employee had been fully disabled for that length of that time. If the Employee's partial disability exceeds fifty percent (50%), the Employee shall be deemed to be totally disabled and the appropriate provisions of this Agreement shall apply. If the Company and the Employee are unable to agree as to the amount by which the Employee is deficient in completing his assigned tasks and responsibilities hereunder due to his partial disability, then a determination of such deficiency shall be settled and determined by binding arbitration conducted in San Diego, California in accordance with the rules of the American Arbitration Association then existing. The cost of arbitration shall be shared equally by the parties.

          (e)  The Employee shall be deemed "disabled" if the Employee is:

               (i) adjudicated incompetent by a court of competent jurisdiction, or

               (ii) affected by a mental or physical impairment that impedes the performance of his services under this Agreement, such determination to be made by a physician selected by the Company, but this element of the definition shall not apply to pregnancy, for which the Company customarily offers an unpaid leave of absence for a reasonable period of time.

          (f) The Employee agrees to undergo a physical examination whenever reasonably requested to do so by the Company.

     16. EXCLUSIVITY. The Employee shall not, while employed by the Company, engage in any other employment or business venture for his account or on behalf of others that relates, directly or indirectly, to the business and affairs of the Company without the prior written consent of the Company.

     17. PROHIBITION AGAINST ASSIGNMENT. This Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or any executor, administrator, heir, legatee, distributee or any other person claiming under the Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

     18. NOTICE. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail,


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return receipt requested, which shall be addressed, in the case of the Company, to its office in San Diego, California, and in the Employee's case to his known place of residence as reflected on the Company's records.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and contains all of the agreements between them with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between us with respect to the subject matter hereof, including any earlier employment agreement.

     20. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, and successors.

     21. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of California.

     22. AMENDMENT OF AGREEMENT. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

     23. SEVERABILITY. If any portion or portions of this Agreement shall be, for any reason, deemed to be invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties.

     24. BREACH. In the event the Employee breaches this Agreement and the Company prevails in an action to enforce the terms of this Agreement, the Employee agrees to pay to the Company all reasonable attorneys' fees and costs incurred by the Company in prosecuting such action, and all damages suffered by the Company as well as any gain or profit derived by the Employee as a result of any such breach.

     25. HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.


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     26.  WAIVER OF BREACH.  The waiver by either of the parties hereto of any breach of any provision hereof shall not be construed to be a waiver of any succeeding breach of that provision or a waiver of any other provision of this Agreement.

     WHEREAS, the parties have executed this Agreement as of the date first above written.

                                   MOLECULAR BIOSYSTEMS, INC.



                                   By:  /s/ Kenneth J. Widder
                                        -------------------------
                                        Kenneth J. Widder, M.D.
                                        Chief Executive Officer



                                   By:  /s/ Kenneth R. Derry
                                        -------------------------
                                        Kenneth R. Derry



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